UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________________________________________________________________________________

Date of Report (Date of earliest event reported): February 6, 2019

IZEA WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-37703	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 N. Orlando Avenue, Suite 200 Winter Park, Florida	32789
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR     240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2019, IZEA Worldwide, Inc. (“IZEA” or the “Company”) announced that the Company’s Board of Directors appointed Troy Vanke to serve as Chief Financial Officer of the Company, effective February 18, 2019.
Mr. Vanke previously served as the Chief Accounting Officer of Diamond Resorts International, a holding of private equity firm Apollo Global Management LLC, since January 2018. Prior to joining Diamond Resorts, Mr. Vanke served as the Chief Accounting Officer for both Caesars Acquisition Company and Caesars Interactive Entertainment, since January 2014. He served as Vice President, Assistant Corporate Controller for Caesars Entertainment from August 2009 through January 2014.

Prior to joining Caesars Entertainment, Mr. Vanke served as an Assistant Corporate Controller of Federal-Mogul Corporation in Southfield, Michigan and as a Senior Manager of External Audit with Ernst & Young LLP. Mr. Vanke holds an Undergraduate degree in both Accounting and Finance from Miami University in Oxford, Ohio and a Masters degree in Business Administration, with specializations in Finance and Labor & Human Resource Policy, from Case Western Reserve University.

In connection with his appointment, the Company entered into an employment agreement with Mr. Vanke (the “Employment Agreement”) pursuant to which he will receive an annual base salary of $250,000 and will be eligible for bonus distributions as determined by the Board, based on meeting and exceeding mutually agreed upon annual performance goals. The Employment Agreement is subject to early termination for any reason upon written notice to Mr. Vanke and in the case of death, disability and cause. If terminated, for any reason other than death, disability or cause, Mr. Vanke will be entitled to a severance of 4.5 months of his then current salary. In the case of termination due to disability, Mr. Vanke will be entitled to a severance of his current salary until such time (but no more than 120 days after such disability) that disability insurance plan payments commence. If there is a change of control (as defined in the Employment Agreement) and Mr. Vanke’s employment terminates within six months following the change of control for reasons other than for cause, then he will be entitled to such amount equal to his then current compensation for the greater of 4.5 months or the time remaining between the termination and the six month anniversary of the change of control. A copy of the Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Upon the start of his employment, Mr. Vanke will receive 20,000 stock options vesting 25% one year from issuance and the remaining 75% in equal monthly installments for three years thereafter. He will also be entitled to receive annual stock issuances and quarterly stock bonus distributions.

There are no family relationships between Mr. Vanke and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
IZEA announced the appointment of Mr. Vanke on February 6, 2019 in a press release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.  The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
10.1	Employment Agreement between IZEA Worldwide, Inc. and Troy J. Vanke effective February 18, 2019.
99.1	Press release issued by IZEA Worldwide, Inc. on February 6, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA WORLDWIDE, INC.

Date: February 7, 2019	By:/s/ Edward H. (Ted) Murphy Edward H. (Ted) Murphy President and Chief Executive Officer